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As Filed with the Securities and Exchange Commission on May 14, 2002

                                                    Registration No.:  333-61440
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-8
                                       to
                                    Form S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AMERISOURCEBERGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                                23-3079390
 (State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                          1300 Morris Drive, Suite 100
                      Chesterbrook, Pennsylvania 19087-5594
                                 (610) 727-7000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

              AMERISOURCE HEALTH CORPORATION 2001 STOCK OPTION PLAN

                            (Full title of the plan)

                           William D. Sprague, Esquire
                          AmerisourceBergen Corporation
                          1300 Morris Drive, Suite 100
                           Chesterbrook, PA 19087-5594
                     (Name and address of agent for service)

                                 (610) 727-7000
          (Telephone number, including area code, of agent for service)

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                                EXPLANATORY NOTE

        Upon its effectiveness on September 18, 2001, the Post-Effective Amendment No. 1 to Form S-4 to this Registration Statement of AmerisourceBergen Corporation (the "Registrant") on Form S-8, Registration No. 333-61440 (the "Registration Statement"), covered 3,140,654 shares of common stock of the Registrant, par value $.01 per share ("Common Stock"), related to options granted or to be granted under the AmeriSource Health Corporation 2001 Stock Option Plan (the "2001 Stock Option Plan").

     In connection with the approval and adoption by the Registrant of an award and incentive compensation plan entitled the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the "2002 Management Stock Plan"), all shares remaining available for awards under the 2001 Stock Option Plan are now available for issuance under the 2002 Management Stock Plan. No further options to purchase shares of Common Stock will hereafter be granted under the 2001 Stock Option Plan.

        Accordingly, by this Post-Effective Amendment No. 2, the Registrant hereby deregisters 1,323,500 shares of Common Stock covered by the Registration Statement. These deregistered shares represent all of the shares remaining available for awards under the 2001 Stock Option Plan as of the effective date of the 2002 Management Stock Plan registration statement as shares of Common Stock to be available for offer and sale under the 2002 Management Stock Plan.

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                                    Signature

        Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a)(4) under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on May 14, 2002.

                                 AMERISOURCEBERGEN CORPORATION

                                 By:  /s/ R. David Yost
                                      -----------------
                                      R. David Yost, President, Chief Executive
                                      Officer and Director (Principal Executive
                                      Officer)


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